UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2016

Superconductor Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

9101 Wall Street, Suite 1300, Austin, TX	78754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-8900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On October 27, 2016, Superconductor Technologies Inc. (the "Company") held its 2016 Annual Meeting of Stockholders (the "Annual Meeting"). For more information about the proposals, see the Company's Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on September 20, 2016, the relevant portions of which are incorporated herein by reference.

At the Annual Meeting, stockholders representing 2,290,003 shares, or 69.9%, of the 3,276,782 shares of common stock outstanding on the record date of September 7, 2016 were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting. Below are the final voting results on each of the matters submitted to a vote of stockholders.

Proposal 1.     The Company's stockholders elected by a plurality of the votes cast the Class 3 director nominee to the board of directors, to serve until our 2019 annual meeting of stockholders and until his successor has been elected and qualified, as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Dan L. Halvorson	838,372	39,105	1,412,526

Proposal 2.      By the affirmative vote of a majority of the Company's stockholders present in person or represented by proxy and entitled to vote, the stockholders approved, on an advisory basis, the compensation of our named executive officers, as follows:

For	Against	Abstain	Broker Non-Votes
780,303	79,296	17,878	1,412,526

Proposal 3.     The Company's stockholders voted to ratify the appointment of Marcum LLP as our independent registered public accounting firm for 2016 by at least a majority of shares present in person or represented by proxy and entitled to vote, as follows:

For	Against	Abstain	Broker Non-Votes
2,133,438	22,479	134,086	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superconductor Technologies Inc.

Dated: October 28, 2016	By:	/s/ WILLIAM J. BUCHANAN
William J. Buchanan
Vice President and Chief Financial Officer